Exhibit 23.1






                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-58560, 33-74848, 33-72162, 33-94466,
33-87542,  33-99618,  33-99620,  333-165005, 333-18245, 333-19513 and 333-43833.



   /s/ Arthur  Andersen  LLP



Boston,  Massachusetts
March  30,  1999
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